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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  December 1, 2005

Timberline Resources Corporation

(Exact Name of Registrant as Specified in its Charter)

IDAHO	000-51549	82-0291227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

36 West 16th Avenue, Spokane, Washington	99203
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (509) 747-5225

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K fining is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (3-05)

Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

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Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On December 1, 2005, the Registrant and John Swallow (the “Lender”), the Registrant’s Chairman of the Board of Directors and its principal shareholder, entered into a Promissory Note on which the Registrant’s President, Stephen Goss, is a co-obligor. Pursuant to this Promissory Note, on that date, the Registrant borrowed $100,000 from the Lender at an interest rate of 10% per year. The other terms of the Promissory Note include interest only monthly payments of $833.33, commencing on December 1, 2005, a due date of December 10, 2010, prepayment without penalty and an option held by the Registrant to repay the principal, all or in part, in shares of the Registrant’s common stock at the conversion rate of $.25/share or at the market price (bid price) of the shares at that time, whichever is less.  In addition, the obligation to repay the loan in its entirety will be accelerated and a full cash payment will become immediately due in the event that the Registrant is reorganized, enters into a merger, reverse merger, is acquired, or incurs any other organizational change that results in a change of control and/or management.  Furthermore, in the event that the borrowers fail to make any payment due under the terms of this Promissory Note, or breach any condition relating to any security, security agreement, note, mortgage or lien granted as collateral security for this Note, if any, seeks relief under the Bankruptcy Code, or suffers an involuntary petition in bankruptcy or receivership not vacated within thirty (30) days, the entire balance of the Promissory  Note and any interest accrued thereon shall be immediately due and payable to the holder of this note.

The Promissory Note is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

(c) Exhibits.

10.1

December 1, 2005 Promissory Note.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

TIMBERLINE RESOURCES CORPORATION

(Registrant)

Date:  December 6, 2005

By:  /s/ Stephen Goss

Stephen Goss, President